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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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                           ARM FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      61-1244251
   (STATE OF INCORPORATION OR ORGANIZATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
            515 WEST MARKET STREET
             LOUISVILLE, KENTUCKY                                  40202
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.  [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.  [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.  [ ]

     Securities Act registration statement file number to which this Form relates: Not applicable.
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Securities to be registered pursuant to Section 12(b) of the Act:

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
                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED:           EACH CLASS IS TO BE REGISTERED:
   ----------------------------------------           -------------------------------
      Class A Convertible Common Stock,                   New York Stock Exchange
           par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the registrant's Class A Convertible Common Stock, par value $.01 per share, set forth under the heading "Description of Capital Stock" in the registration statement on Form S-3 (Registration No. 333-4905), as amended, filed by the registrant with the Securities and Exchange Commission, is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS.

     The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          ARM FINANCIAL GROUP, INC.

                                          By:      /s/ MARTIN H. RUBY
                                            ------------------------------------
                                            Name: Martin H. Ruby
                                              Title:  Chairman of the Board of
                                                      Directors and Chief
                                                      Executive Officer
                                                      (Principal Executive
                                                      Officer)

Date: April 24, 1998

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